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Exhibit 12.1

CERTIFICATIONS

I, Harry N. Vafias, certify that:

1.    I have reviewed this annual report on Form 20-F of StealthGas Inc.;

2.    Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.    Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of StealthGas Inc. as of, and for, the periods presented in this annual report;

4.    StealthGas Inc.’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the company and have:

(a)    designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to StealthGas Inc., including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

(b)    [Omitted];

(c)    evaluated the effectiveness of StealthGas Inc.’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

(d)    disclosed in this report any change in StealthGas Inc.’s internal control over financial reporting that occurred during the period covered by the annual report that has materially affected, or is reasonably likely to materially affect, the company’s internal control over financial reporting; and

5.    StealthGas Inc.’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting which are reasonably likely to adversely affect the company’s ability to record, process, summarize and report financial information; and

(a)    all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect StealthGas Inc.’s ability to record, process, summarize and report financial information; and

(b)    any fraud, whether or not material, that involves management or other employees who have a significant role in StealthGas Inc.’s internal control over financial reporting.

Date: April 19, 2006
/s/ Harry N. Vafias
Harry N. Vafias President and Chief Executive Officer